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                                 EXHIBIT NO. 5
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                          SMITH, GAMBRELL & RUSSELL
          A PARTNERSHIP OF PROFESSIONAL CORPORATIONS AND INDIVIDUALS
                               ATTORNEYS AT LAW
                           SUITE 3100, PROMENADE II
                         1230 PEACHTREE STREET, N.C.
                         ATLANTA, GEORGIA 30309-3592
                            [ATTORNEY LETTER HEAD]

                                 March 7, 1996



Trans World Airlines, Inc.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101

         Re:     Registration Statement on Form S-8
                 1994 Trans World Airlines, Inc. Key Employee Stock Incentive
                 ------------------------------------------------------------
                 Plan
                 ----

Ladies and Gentlemen:

         We have served as counsel for Trans World Airlines, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 2,882,632 shares (the "Shares") of common stock, $.01 par value per share of the Company (the "Common Stock"), to be offered and sold by the Company pursuant to the Trans World Airlines, Inc. Key Employee Stock Incentive Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate public officials.

         We express no opinion as to matters under or involving laws of any jurisdiction other than the State of Delaware and its political subdivisions.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

                 i.       The Shares have been duly authorized; and
                 ii. Upon the issuance and delivery of the Shares upon the exercise of options and payment therefor as provided in the Plan and as contemplated in the Registration Statement, such Shares will be legally and validly issued,
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Trans World Airlines, Inc.
March 7, 1996
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                 fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                               Very truly yours,

                               SMITH, GAMBRELL & RUSSELL

                               /s/ Howard E. Turner
                               Howard E. Turner